                                                                  Exhibit (d.20)

                                    AMENDMENT
                                       TO
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                               ING PARTNERS, INC.

     AMENDMENT made as of this [1st] day of [May], 2004, to the Investment Advisory Agreement dated as of May 1, 2003 (the "Agreement"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "Adviser"), and ING Partners, Inc., a corporation organized and existing under the laws of Maryland (the "Company"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

     1.   Replace Schedule A to the Agreement with the following:

                                   Schedule A
                          Series of ING Partners, Inc.

          Initial Series
          o    ING Alger Growth Portfolio
          o    ING Alger Aggressive Growth Portfolio
          o    ING American Century Small Cap Value Portfolio
          o    ING Baron Small Cap Growth Portfolio
          o    ING DSI Enhanced Index Portfolio
          o    ING Goldman Sachs(R) Capital Growth Portfolio
          o    ING JPMorgan Fleming International Portfolio
          o    ING JPMorgan Mid Cap Value Portfolio
          o    ING MFS Capital Opportunities Portfolio
          o    ING MFS Global Growth Portfolio
          o ING UBS U.S. Large Cap Equity Portfolio (formerly ING MFS Research Equity Portfolio)
          o    ING OpCap Balanced Value Portfolio
          o    ING PIMCO Total Return Portfolio
          o    ING Salomon Brothers Aggressive Growth Portfolio
          o    ING Salomon Brothers Investors Value Portfolio
          o    ING Salomon Brothers Fundamental Value Portfolio
          o    ING T. Rowe Price Growth Equity Portfolio
          o ING UBS U.S. Allocation Portfolio (formerly ING UBS Tactical Asset Allocation Portfolio)
          o    ING Van Kampen Comstock Portfolio

          Additional Series
          o    ING Alger Capital Appreciation Portfolio
          o    ING Goldman Sachs(R) Core Equity Portfolio

Dated: [May 1, 2004]

     2.   Replace Schedule B to the Agreement with the following:

                                   Schedule B
                                  Advisory Fees

----------------------------------------------------------------------------------------------------
Initial Series                                            Fees
----------------------------------------------------------------------------------------------------
o    ING Alger Growth Portfolio                           0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Alger Aggressive Growth Portfolio                0.85% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING American Century Small Cap Value Portfolio       1.00% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Baron Small Cap Growth Portfolio                 0.85% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING DSI Enhanced Index Portfolio                     0.60% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Goldman Sachs(R) Capital Growth Portfolio        0.85% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING JPMorgan Fleming International Portfolio         0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING JPMorgan Mid Cap Value Portfolio                 0.75% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING MFS Capital Opportunities Portfolio              0.65% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING MFS Global Growth Portfolio                      0.60% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING UBS U.S. Large Cap Equity Portfolio              0.70% on the first $500 million of average
                                                          daily net assets;
                                                          0.65% on assets over $500 million
----------------------------------------------------------------------------------------------------
o    ING OpCap Balanced Value Portfolio                   0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING PIMCO Total Return Portfolio                     0.50% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Salomon Brothers Investors Value Portfolio       0.80% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Salomon Brothers Fundamental Value Portfolio     0.90% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Salomon Brothers Aggressive Growth Portfolio     0.70% of the first $500 million of average
                                                          daily net assets;
                                                          0.65% on assets over $500 million
----------------------------------------------------------------------------------------------------
o    ING T. Rowe Price Growth Equity Portfolio            0.60% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING UBS US Allocation Portfolio                      0.85% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Van Kampen Comstock Portfolio                    0.60% of average daily net assets
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Additional Series                                         Fees
----------------------------------------------------------------------------------------------------
o    ING Alger Capital Appreciation Portfolio             0.70% of average daily net assets
----------------------------------------------------------------------------------------------------
o    ING Goldman Sachs(R) Core  Equity Portfolio          0.70% of average daily net assets
----------------------------------------------------------------------------------------------------

Dated: [May 1, 2004]

     This Amendment shall become effective as of the date first written above.

     Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

     Except as expressly amended and modified hereby, all provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this instrument to be executed by their duly authorized signatories the date and year first above written.


                                        ING LIFE INSURANCE AND ANNUITY
                                        COMPANY


                                        By:     /s/ Laurie M. Tillinghast
------------------------------------            --------------------------------
                                                Laurie M. Tillinghast
                                        Title:  Vice President


                                        ING PARTNERS, INC.


                                        By:
------------------------------------            --------------------------------

                                        Title: